                                                                      Exhibit 10


                         COLLATERAL ASSIGNMENT AGREEMENT

This Assignment is made and entered into effective as of July 1, 2002, by the undersigned as the owner (the "Owner") of the Life Insurance Policy Number issued by Lincoln Life Insurance Company (the "Insurer"), upon the life of Owner.

WHEREAS, the Owner is a valued employee of Delta Air Lines, Inc. (the "Assignee"), a Delaware corporation, or a subsidiary of Assignee, and the Assignee wishes to assist the Owner in the procurement of life insurance; and

WHEREAS, as an assistance to the Owner's financial ability to procure life insurance, the Assignee wishes to loan sufficient amounts to pay premiums on the Policy, as more specifically provided for in that certain Executive Life Insurance Loan Agreement entered into between the Owner and the Assignee (the "Agreement"); and

WHEREAS, in consideration of the Assignee agreeing to make the premium payments, the Owner agrees to grant the Assignee a security interest in the Policy as collateral security;

NOW, THEREFORE, the Owner hereby assigns, transfers and sets over to the Assignee the following specific rights in the policy, subject to the following terms and conditions;

1. This Assignment is made, and the Policy is to be held, as collateral security for all liabilities of the Owner to the Assignee, whether now existing or hereafter arising, pursuant to the terms of the Agreement.

2.    The Assignee's interest in the Policy shall be strictly limited to:

      (a) The right to be paid the Assignee's portion of the death benefit in the event of the death of the insured prior to Owner's termination of employment with Employer (as defined in Section 7 of the Executive Loan Agreement) in accordance with Section 4 of the Executive Loan Agreement;

      (b) The right to receive an amount equal to the aggregate premiums loaned by the Assignee, or if less, the entire cash surrender value of the Policy (which right may be realized by Assignee's borrowing against the Policy, withdrawing from the Policy or receiving a portion of the death benefit under the Policy), upon Termination of the Executive Loan Agreement as defined in Section 7; and

      (c) The right to receive an amount equal to any federal, state or local taxes that Assignee may be required to withhold and collect.

3. The Owner shall retain all incidents of ownership in the Policy, except as otherwise limited by the Agreement. The Insurer is only authorized to recognize (and is fully protected in recognizing) the exercise of any ownership rights by Owner so long as the instrument by which Owner purports to exercise his ownership rights is signed by the

Assignee; provided that, the consent of Assignee is not needed if Owner wishes to change the beneficiary under the Policy. The Insurer shall not be responsible to ensure that the actions of the Owner conform to the Agreement.

4. If the Policy is in the possession of the Assignee, the Assignee shall, upon request, forward the Policy to the Insurer without unreasonable delay, for endorsement of any designation or change of beneficiary or the exercise of any other right reserved by the Owner.

5.    (a)   Assignee shall be entitled to exercise its right under the Agreement by delivering a notice to Insurer requesting either (1) a withdrawal or non recourse policy loan equal to the amount to which Assignee is entitled under Section 7 of the Agreement or (2) the payment to the Assignee of that portion of the death benefit under the Policy to which the Assignee is entitled under Section 4 of the Agreement. So long as the notice is also signed by Owner or his beneficiary, Insurer shall pay or loan the specified amounts to Assignee without the need for any additional documentation.

      (b) Except to the extent otherwise required by subsection (a), the Insurer is hereby authorized to recognize the Assignee's claims to rights hereunder without investigating (1) the reason for such action taken by the Assignee; (2) the validity or the amount of any of the liabilities of the Owner to the Assignee under the Agreement; (3) the existence of any default therein; (4) the giving of any notice required herein; or (5) the application to be made by the Assignee of any amounts to be paid to the Assignee. The receipt of the Assignee for any sums received by it shall be a full discharge and release therefor to the Insurer.

6. Upon the full payment of the liabilities of the Owner to the Assignee pursuant to the Agreement, the Assignee shall execute an appropriate release of this Assignment.

7. The Assignee shall have the right to request of the Insurer and/or the Owner notice of any action taken with respect to the Policy by the Owner.

IN WITNESS WHEREOF, the Owner has executed this Assignment effective the day and year first above written.



                                             ___________________________________
                                             Signature of Employee

              DELTA AIR LINES, INC. EXECUTIVE LIFE INSURANCE PLAN
                                 LOAN AGREEMENT

This Agreement is entered into this 1st day of July 2002, by and between Delta
Air Lines, Inc., a Delaware corporation (the "Corporation") and                .
("Employee") in reference to the following facts:

I.    Employee is a valued employee of the Corporation.

II.   The Employee's life is insured under life insurance policy
      number                  (the "Policy") issued by Lincoln Life
      Insurance Company (the "Insurance Company").

III. The owner of the Policy is the Employee or an insurance trust established by the Employee for purposes of personal estate planning.

IV. The Corporation agrees to loan to the Employee sufficient amounts to pay the premiums under the Policy as provided in Section 2 of this Agreement.

V. The Employee has agreed to assign an interest in the Policy to the Corporation as collateral security for the premium payments on a form of agreement approved by the Insurance Company (the "Collateral Assignment Agreement").

VI. The parties desire to have a separate agreement outlining their respective interests and obligations in the Policy.

NOW THEREFORE, in consideration of the facts set forth above and the promises and covenants set forth below, the parties to this Agreement agree as follows:

1.    OWNERSHIP OF THE POLICY.

      The employee shall be the sole and absolute owner of the Policy, and may exercise all ownership rights granted to the owner thereof by the terms of the Policy, except as may otherwise be provided herein and in the collateral assignment thereof to the Corporation hereunder. Notwithstanding the foregoing and any provision hereof to the contrary, the Corporation shall, until termination of the Agreement with respect to an Employee, under the provisions of Section 7 or 8, have the sole authority to direct the manner in which the Policy cash value shall be allocated among the various investment options from time to time available under the Policy and to change such allocation from time to time, all as provided for in the Policy. After the Retirement of the Employee or the termination of the Agreement with respect to an Employee under the provisions of Sections 7 and 8, the Employee shall thereafter have and may exercise all ownership rights in the Policy (subject to the continuing collateral assignment thereof to the Company hereunder, if any), including but not limited to the authority to direct the allocation of the policy cash value among the investment options available under the Policy.

      If required, the Employee will do everything necessary to cause the Policy and increases thereon to be issued by the Insurance Company, including applications, submission of medical examinations/laboratory tests and authorization to release medical information to the Insurance Company.

2.    PREMIUM PAYMENTS.

      The Corporation agrees to loan to the Employee sufficient amounts to pay periodic annual premiums on the Policy from time to time in amounts sufficient to provide the benefits promised to the Employee's beneficiary(ies) under this Agreement. The premiums shall be transmitted directly by the Corporation to the Insurance Company no later than 30 days following the premium due date.

      Upon termination of this Agreement, in accordance with Section 7(b), the Corporation agrees to make any premium adjustments necessary to provide the Employee a policy which is projected to remain in effect until it matures as a death claim, with no further premium payments, and with a projected death benefit equal to two times the Employee's annual rate of base salary on the day prior to his or her retirement from the Corporation. Such projection will be based on a set of assumptions, with such determination as to the assumptions used, at the sole discretion of the Corporation.

3.    THE CORPORATION'S SECURITY INTEREST.

      The Corporation's security interest in the Policy is conditioned upon its satisfactorily performing all the covenants under this Agreement. The Corporation shall not have nor exercise any right in and to the Policy which could, in any way, endanger, defeat or impair any of the rights of the Employee in the Policy including, by way of illustration, any right to collect the proceeds of the Policy in excess of the amount due the Corporation as provided in this Agreement and in the Policy. The only rights in and to the Policy granted to the Corporation in this Agreement shall be limited to the Corporation's security interest in and to the Policy cash value equal to its cumulative premium outlays, as defined herein, and a portion of the death benefit of the Policy, as hereinafter provided (the "Security Interest"). The Corporation shall not assign any of its Security Interest to anyone other than the Employee.

4.    DEATH OF THE EMPLOYEE.

      (A) If the Employee dies while the Policy is in force and this Agreement is in effect and prior to the Employee retiring on or after his or her attaining age 62, the Employee's designated beneficiary(ies) shall be entitled to receive a death benefit payable directly from the proceeds of the Policy in an amount equal to two times the Employee's current annual rate of base salary on the day preceding his or her death.

      (B) If the Employee dies while the policy is in force and this Agreement is in effect but after his or her retirement on or after age 62, the Employee's designated beneficiary(ies) shall be entitled to receive as a death benefit payable directly from the proceeds of the Policy an amount equal to two times the Employee's annual rate of base salary on the day prior to his or her retirement from the Corporation.

      (C) The remaining balance of any Policy proceeds in excess of the above amount payable to the Employee's beneficiary(ies) shall be paid to the Corporation.

5.    POLICY BENEFICIARY DESIGNATION.

      The rights to designate and change the beneficiary(ies) of the Policy and to elect an optional mode of settlement are reserved to the Employee and the Corporation with respect to their share of the Policy proceeds as determined in Section 4 of this Agreement. Employee's beneficiary designation shall be recorded on the appropriate forms provided by the Insurance Company.

6.    CORPORATION'S EXERCISE OF RIGHTS AS ASSIGNEE.

      The Corporation, during the lifetime of the Employee and prior to the termination of this Agreement, may exercise any of its rights as Assignee of the Policy without the consent of the Employee. If a Policy loan is made by the Corporation, it shall be responsible for the interest thereon and shall pay such interest as it becomes due. However, in no event should cumulative loans exceed the amount of premiums paid.

      Subject to the Corporation's rights as Assignee, the Employee retains all rights as Owner of the Policy. The Employee agrees not to withdraw, surrender, borrow against, or pledge as security for a loan any portion of the Policy cash values while this Agreement is in effect.

7.    TERMINATION OF AGREEMENT.

      This Agreement shall terminate upon the occurrence of one of the following:

      (A) Termination of the Employee's employment with the Corporation other than on account of the Employee's retirement from the Corporation on or after age 62 or other than on account of an approved long term disability, as defined in the Corporation's applicable disability plan;

      (B) The later of: the Employee's retirement from the Corporation on or after age 62 and the completion of ten years of full-time employment with the Corporation, with such determination as to the number of years to be at the sole discretion of the Corporation;

      (C) Demotion of the Employee to a position which is not eligible for the benefits provided by this Agreement;

      (D) The failure of the Corporation to make the required premium payments as provided in Section 2 of this Agreement;

      (E) Payment to the Corporation by the Employee of the aggregate amount of premiums paid by the Corporation pursuant to this Agreement;

      (F)   Termination of the Agreement pursuant to Section 8; or

      (G) The death of the Employee provided the Insurance Company shall pay a death benefit to the Employee's beneficiary(ies) in accordance with
      Section 4 of this Agreement.

In the event of termination of this Agreement, the aggregate of the premiums paid by the Corporation pursuant to this Agreement, less any outstanding policy loans received by the Corporation prior to such termination, or if less, the net cash surrender value of the Policy, shall become due and payable to the Corporation. Upon receiving payment of such amount, whether from the Policy or from the Employee, the Corporation shall execute a Release of Collateral Security Assignment and deliver such Release and the Policy to the Employee.

8.    AMENDMENT AND ASSIGNMENT OF AGREEMENT.

      (A) This Agreement shall not be modified or amended except in writing signed by both parties hereto.

      (B) This Agreement is binding upon the heirs, administrators or assigns of each party.

      (C) This Agreement may be terminated by either party by providing 30 days written notice to the other.

9.    INSURANCE COMPANY NOT A PARTY.

      The Insurance Company shall not be deemed to be a party to this Agreement for any purpose nor shall it be deemed in any way responsible for its validity. The Insurance Company shall not be obligated to inquire as to the distribution or application of any monies payable or paid by it under the Policy, and payments or other performance of its contract obligations in accordance with the terms of the Policy shall fully discharge the Insurance Company from any and all liability under the Policy.

10.   EMPLOYEE'S REPORTABLE INCOME.

      Each year, the Corporation shall report to the Internal Revenue Service and the Employee shall recognize imputed income arising from the economic benefit attributable to the Premium Payments described in Section 2 of this Agreement.

11.   EMPLOYMENT NOT GUARANTEED.

      Nothing contained in this Agreement nor any action taken hereunder shall be construed as a contract of employment or as giving any Employee any right to continued employment with the Corporation.

12.   SUCCESSORS.

      This Agreement shall be binding and inure to the benefit of the parties and their respective successors, assigns, heirs, and legal representatives.

13.   CONTROLLING LAW.

      Except to the extent that is preempted by federal law, this Agreement shall be construed, governed and administered in accordance with the laws of the State of Georgia.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.



                                                  ______________________________
                                                  Signature of Employee

                                                  DELTA AIR LINES, INC.

                                                  By: __________________________

                                                  Title: _______________________